Exhibit 3.141

CONSENT TO USE OF SIMILAR NAME
DSCB 17:3 (Rev 90)

Pursuant to 19 Pa. Code § 17.3 (relating to use of a confusingly similar name) the undersigned association, desiring to consent to the use by another association of a name which is confusingly similar to its name, hereby certifies that:

1.	The name of the association executing this Consent to Use of Similar Name is: Brandywine TB I, L.L.C.

2.	The (a) address of this association’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	14 Campus Boulevard, Suite 100,	Newtown Square	PA	19073	Delaware

	Number and Street	City	State	Zip	County

(b)	c/o:

Name of Commercial Registered Office Provider	County

For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purpose.

3.	The date of its incorporation or other organization is: October 31, 1997

4.	The statute under which it was incorporated or otherwise organized is: 15 Pa. C.S. Section 8511

5.	The association(s) entitled to the benefit of this Consent to Use of Similar Name is (are): Brandywine TB VIII, L.P.

Brandywine TB VIII, L.L.C.

6.	A check in this box indicates that the association executing this Consent to Use of Similar Name is the parent or prime affiliate of a group of associations using the same name with geographic or other designations, and that such association is authorized to and does hereby act on behalf of all such affiliated associations, including the following (see 19 Pa. Code § 17.3(c)(6))

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 26th day of July, 2000.

Brandywine TB I, L.L.C.

(Name of Association)

BY:	/s/ Brad A. Molotsky

(Signature)

TITLE:	Brad A. Molotsky, Secretary

DSCB.17.3 (Rev 90)-2

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722

Instructions for Completion of Form:

A

This form will be deemed to be incorporated by reference into the filing to which it relates, e.g., articles of incorporation, articles of amendment effecting a change of name, articles of merger effecting a change of name. Articles of division, application for a certificate of authority, application for an amended certificate of authority, certificate of limited partnership, amended certificate of limited partnership effecting a change of name, documents merging a partnership or other association effecting a change of name, instrument with respect to a business trust, amended instrument with respect to a business trust effecting a change of name, etc. Therefore an executed copy (which may be a photocopy) of this form should be attached to each copy of the filing to which it relates which is submitted to the Department, and no separate Docketing Statement should be submitted with respect to this form.

B.	Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

Microfilm Number	Filed with the Department of State on Jul 28 2000

Entity Number 2954791	XXXXXX

Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB 15-8913 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited liability company is: Brandywine TB VIII, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	14 Campus Boulevard, Suite 100	Newtown Square,	PA	19073	Delaware

	Number and Street	City	State	Zip	County

(b)	c/o:

Name of Commercial Registered Office Provider	County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and address, including street and number, if any, of each organizer are:

NAME ADDRESS

Jacqueline Y. Eastridge c/o Pepper Hamilton LLP

18th and Arch Streets, Philadelphia PA 19103-2799

4.	(Strike out if inapplicable): A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	(Strike out if inapplicable): Management of the company is vested in a manager or managers.

6.	The specified effective date, if any, is: N/A
month day year hour, if any

7.	(Strike out if inapplicable): The company is a restricted professional company organized to render the following restricted professional service(s)

8.	For additional provisions of the certificates if any, attach an 8 1/2 x 11 sheet: N/A

IN TESTIMONY WHEREOF, the organizer has signed this Certificate of Organization this 25th day of July, 2000.

/s/ Jacqueline Y. Eastridge

Jacqueline Y. Eastridge

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Change of Registered Office Limited Liability Company (15 Pa.C.S. § 8906)
Entity Number 2954791

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on JUN 04 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the 15 Pa.C.S. § 8906 (relating to change of registered office) the undersigned limited liability company, desiring to effect a change of registered office, hereby states that:

1.	The name of the company is: Brandywine TB VIII., L.L.C.

2.
The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:

	(a) Number and street	City	State	Zip	County
	14 Campus Boulevard, Suite 100	Newtown Square,	PA	19073	Delaware County

	(b) Name of Commercial Registered Office Provider				County

c/o.

3.	Complete part (a) or (b)

	(a) The address to which the registered office of the company in this Commonwealth is to be changed is:

	401 Plymouth Road, Suite 500,	Plymouth Meeting,	PA	19462	Montgomery County

	Number and street	City	State	Zip	County

	(b) The registered office of the company shall be provided by:

c/o
	Name of Commercial Registered Office Provider				County

IN TESTIMONY WHEREOF, the undersigned company has caused this certificate to be signed by a duly authorized member or manager thereof this 31st day of May, 2002. Brandywine TB VIII, L.L.C.
Name of Company /s/ Brad A. Molotsky
Signature

Brad A. Molotsky, Secretary
Title